Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42153) of CHS Inc. and subsidiaries of our report dated November 5, 2003 relating to the consolidated financial statements, which appears in this Form 10-K/A-4.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 29, 2004